                                  April 25, 2000 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.26
                                                   TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3

                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 14,420,678   7.727%    $   92,860    $   92,860   $  820,384       13,600,294
  R                100             0   7.727%             0             0            0                0
  B-1        5,257,000     2,017,353   7.727%        12,990        12,990       47,251        1,970,102
  B-2       13,142,815     5,043,504   7.727%        32,477        32,477      118,130        4,925,374

          $350,471,515    21,481,535             $  138,327    $  138,327   $  985,765     $ 20,495,770



